EX-33.2
(logo) Saxon Mortgage Services, Inc.

Certification Regarding Compliance with Applicable Servicing Criteria

1. Saxon Mortgage Services Inc. ("Saxon"), as Sub-Servicer, is responsible for assessing its compliance with the applicable servicing criteria, for the year ended December 31, 2007, under paragraph (d) of Item 1122 of Regulation AB. Such assessment is set forth in Exhibit A hereto in connection with asset-backed securities transactions subject to Regulation AB ("the Transactions"), described as such on Exhibit B, involving home equity lines of credit (HELOC).

2. Saxon has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities as of and for the period ended December 31, 2007, and, except as otherwise noted herein, Saxon elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors as set forth in Appendix A hereto;

3. Except as set forth in paragraph 4 below, Saxon used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

4. The criteria described as such on Exhibit A hereto are inapplicable to Saxon based on the activities it performs with respect to asset-backed securities transactions involving home equity loans.

5. Saxon has complied, in all material respects, with the applicable servicing criteria as of and for the period ended December 31, 2007, except as described on Exhibit C hereto.

6. Deloitte & Touche, LLP., an independent registered public accounting firm has issued an attestation report on Saxon's assessment of compliance with the applicable servicing criteria as of and for the period ended December 31, 2007.

/s/ David Dill

David Dill
President, Saxon Mortgage Services Inc.
March 31, 2008

We are a debt collector. Any information will be used for that purpose. 4708 Mercantile Drive North * Fort Worth, TX 76137-3605
P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422
* FAX (817) 665-7400
Visit us on the web at www.saxononline.com


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EXHIBIT A

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA

                                                                                Performed by        Performed by
                                                                   Performed    Vendor(s)           vendor(s)
                                                                   Directly     retained by         retained by
                                                                   by           Saxon for           Saxon for
                                                                   Saxon        which Saxon         which Saxon is   Otherwise
                                                                                is taking           NOT taking       Inapplicable
Reference                            Criteria                                   Responsibility      Responsibility   Criteria
                 General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted               [X]1 & 2
                 to monitor any performance or other
                 triggers and events of default in
                 accordance with the transaction
                 agreements.

1122(d)(1)(ii)   If any material servicing activities                 [X]1
                 are outsourced to third parties, policies
                 and procedures are instituted to monitor
                 the third party's performance and
                 compliance with such servicing
                 activities.

1122(d)(1)(iii)  Any requirements in the transaction                                                                    [X]
                 agreements to maintain a back-up servicer
                 for the pool assets are maintained.

1122(d)(1)(iv)   A fidelity bond and errors and                       [X]1
                 omissions policy is in effect on the
                 party participating in the servicing
                 function throughout the reporting period
                 in the amount of coverage required by and
                 otherwise in accordance with the terms of
                 the transaction agreements.

                 Cash Collection and Administration

1122(d)(2)(i)    Payments on pool assets are deposited                [X]1
                 into the appropriate custodial bank
                 accounts and related bank clearing
                 accounts no more than two business days
                 following receipt, or such other number
                 of days specified in the transaction
                 agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on              [X]3
                 behalf of an obligor or to an investor
                 are made only by authorized personnel.

1122(d)(2)(iii)  Advances of funds or guarantees                                                                        [X]8
                 regarding collections, cash flows or
                 distributions, and any interest or other
                 fees charged for such advances, are made,
                 reviewed, and approved as specified in
                 the transaction agreements.

1122(d)(2)(iv)   The related accounts for the                         [X]1 & 4
                 transaction, such as cash reserve
                 accounts or accounts established as a
                 form of overcollateralization, are
                 separately maintained (e.g., with respect
                 to commingling of cash) as set forth in
                 the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at              [X]1 & 5
                 a federally insured depository
                 institution as set forth in the
                 transaction agreements. For purposes of
                 this criterion, "federally insured
                 depository institution" with respect to a
                 foreign financial institution means a
                 foreign financial institution that meets
                 the requirements of Section 240.13k-1(b)(1)
                 of this chapter.

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA

                                                                                Performed by        Performed by
                                                                   Performed    Vendor(s)           vendor(s)
                                                                   Directly     retained by         retained by
                                                                   by           Saxon for           Saxon for
                                                                   Saxon        which Saxon         which Saxon is   Otherwise
                                                                                is taking           NOT taking       Inapplicable
Reference                             Criteria                                  Responsibility      Responsibility   Criteria

1122(d)(2)(vi)   Unissued checks are safeguarded so as                [X]6
                 to prevent unauthorized access.

1122(d)(2)(vii)  Reconciliations are prepared on a
                 monthly basis for all asset-backed
                 securities related bank accounts,
                 including custodial accounts and related bank clearing accounts. These reconciliations:

                 (A) Are mathematically accurate;                     [X]1 & 4

                 (B) Are prepared within 30 calendar days             [X]1 & 4
                 after the bank statement cutoff date, or
                 such other number of days specified in
                 the transaction agreements;

                 (C) Are reviewed and approved by someone             [X]1 & 4
                 other than the person who prepared the
                 reconciliation; and

                 (D) Contain explanations for reconciling             [X]1 & 4
                 items. These reconciling items are
                 resolved within 90 calendar days of their
                 original identification, or such other
                 number of days specified in the
                 transaction agreements.

                 Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those
                 to be filed with the Commission, are
                 maintained in accordance with the
                 transaction agreements and applicable
                 Commission requirements. Specifically,
                 such reports:

                 (A) Are prepared in accordance with                  [X]1 & 7
                 timeframes and other terms set forth in
                 the transaction agreements;

                 (B) Provide information calculated in                [X]1 & 7
                 accordance with the terms specified in
                 the transaction agreements;

                 (C) Are filed with the Commission as                                                                   [X]
                 required by its rules and regulations;
                 and

                 (D) Agree with the investors' or trustee's           [X]1 & 7
                 records as to the total unpaid principal
                 balance and number of pool assets
                 serviced by the servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated               [X]1 & 7
                 and remitted in accordance with
                 timeframes, distribution priority and
                 other terms set forth in the transaction
                 agreements.

1122(d)(3)(iii)  Disbursements made to an investor are                [X]1 & 7
                 posted within two business days to the
                 servicer's investor records, or such other
                 number of days specified in the transaction
                 agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the                [X]1 & 7
                 investor reports agree with cancelled
                 checks, or other form of payment, or
                 custodial bank statements.

                 Pool Asset Administration

1122(d)(4)(i)    Collateral or security on pool assets                                                                  [X]8
                 is maintained as required by the
                 transaction agreements or related pool
                 asset documents.

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA

                                                                                Performed by        Performed by
                                                                   Performed    Vendor(s)           vendor(s)
                                                                   Directly     retained by         retained by
                                                                   by           Saxon for           Saxon for
                                                                   Saxon        which Saxon         which Saxon is   Otherwise
                                                                                is taking           NOT taking       Inapplicable
Reference                             Criteria                                  Responsibility      Responsibility   Criteria

1122(d)(4)(ii)   Pool assets and related documents are                                                                  [X]8
                 safeguarded as required by the
                 transaction agreements.

1122(d)(4)(iii)  Any additions, removals, or                                                                            [X]8
                 substitutions to the asset pool are made
                 reviewed, and approved in accordance with
                 any conditions or requirements in the
                 transaction agreements.

1122(d)(4)(iv)   Payments on pool assets, including any               [X]1
                 payoffs, made in accordance with related
                 pool asset documents are posted to the
                 applicable servicer's obligor records
                 maintained no more than two business days
                 after receipt, or such other number of days
                 specified in the transaction agreements,
                 and allocated to principal, interest, or
                 other items (e.g., escrow) in accordance
                 with the related pool asset documents.

1122(d)(4)(v)    The servicer's records regarding the                 [X]
                 pool assets agree with the servicer's
                 records with respect to an obligor's
                 unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or                                                                   [X]8
                 status of an obligor's pool asset (e.g.,
                 loan modifications or re-agings) are
                 made, reviewed and approved by authorized
                 personnel in accordance with the
                 transaction agreements and related pool
                 asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions                                                                    [X]8
                 (e.g., forbearance plans, modifications
                 and deeds in lieu of foreclosure,
                 foreclosures and repossessions, as
                 applicable) are initiated, conducted, and
                 concluded in accordance with
                 the timeframes or other requirements
                 established by the transaction
                 agreements.

1122(d)(4)(viii) Records documenting collection efforts               [X]1
                 are maintained during the period a pool
                 asset is delinquent in accordance with
                 the transaction agreements. Such records
                 are maintained on at least a monthly
                 basis, or such other period specified in
                 the transaction agreements, and describe
                 the entity's activities in monitoring
                 delinquent pool assets including, for
                 example, phone calls, letters, and
                 payment rescheduling plans in cases where
                 delinquency is deemed temporary (e.g.,
                 illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates               [X]1
                 of return for pool assets with variable
                 rates are computed based on the related
                 pool asset documents.

1122(d)(4)(x)    Regarding any funds held in trust for
                 an obligor (such as escrow accounts):

                 (A) Such funds are analyzed, in accordance                                                             [X]8
                 with the obligor's pool asset documents,
                 on at least an annual basis, or such
                 other period specified in the transaction
                 agreements;

                 (B) Interest on such funds is paid, or                                                                 [X]8
                 credited, to obligors in accordance with
                 applicable pool asset documents and
                 state laws; and

                                                                                                    INAPPLICABLE
                                                                   APPLICABLE                       SERVICING
                                SERVICING CRITERIA                 SERVICING CRITERIA               CRITERIA

                                                                                Performed by        Performed by
                                                                   Performed    Vendor(s)           vendor(s)
                                                                   Directly     retained by         retained by
                                                                   by           Saxon for           Saxon for
                                                                   Saxon        which Saxon         which Saxon is   Otherwise
                                                                                is taking           NOT taking       Inapplicable
Reference                            Criteria                                   Responsibility      Responsibility   Criteria

                 (C) Such funds are returned to the                                                                     [X]8
                 obligor within 30 calendar days of full
                 repayment of the related pool asset,
                 or such other number of days specified
                 in the transaction agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor                             [X]8
                 (such as tax or insurance payments) are
                 made on or before the related penalty or
                 expiration dates, as indicated on the
                 appropriate bills or notices for such
                 payments, provided that such support has
                 been received by the servicer at least 30
                 calendar days prior to these dates, or
                 such other number of days specified in
                 the transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in                                     [X]8
                 connection with any payment to be made on
                 behalf of an obligor are paid from the
                 servicer's funds and not charged to the
                 obligor, unless the late payment was due
                 to the obligor's error or omission.

1122(d)(4)(xiii )Disbursements made on behalf of an                   [X]3
                 obligor are posted within two business
                 days to the obligor's records maintained
                 by the servicer, or such other number of
                 days specified in the transaction
                 agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs, and                                                                        [X]8
                 uncollectible accounts are recognized and
                 recorded in accordance with the
                 transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other                                                                      [X]
                 support, identified in Item
                 1114(a)(1) through (3) or Item 1115 of
                 this Regulation AB, is maintained as set
                 forth in the transaction agreements.


Footnotes to Exhibit A Servicing Criteria

1 As it applies to the servicer responsibilities defined in the transaction agreements for which the sub-servicer is responsible

2 The transaction agreements are reviewed by each functional area and policies and procedures are developed to ensure compliance with agreements and avoidance of servicer events of default, as defined in the transaction agreements.

3 As it applies to wires disbursed under the transaction agreements for which the sub-servicer is responsible.

4 As it applies to accounts specified in the transaction agreements for which the sub-servicer is responsible.

5 As it applies to Custodial Accounts specified in the transaction agreements for which the sub-servicer is responsible.

6  As it applies to checks issued by the Sub-Servicer.

7 As it applies to reports and remittances prepared and sent by the Sub-Servicer pursuant to the transaction agreements assuming a link in the chain viewpoint.

8 These criteria did not apply for the period covered in this report. Saxon will evaluate these in 2008.



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EXHIBIT B
The Transactions

MSCC HELOC Trust 2007-1


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EXHIBIT C


In regard to Item 1122(d)(4)(xiii), based on a review of a sample of 60 loans, it was determined that 10 disbursements did not post to the customers accounts within 2 business days.

Saxon has taken the following remedial actions to remedy the exceptions and to prevent exceptions going forward: HELOC disbursements will be reviewed by the cash management department for timely application to the obligor's records maintained by the servicer.